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                                                                   EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
uWink, Inc.
Los Angeles, California

We consent to the incorporation of our Independent Registered Public Accounting Firms' Report dated April 7, 2004, on the consolidated financial statements of uWink, Inc. and subsidiary for the year ended December 31, 2003, in this Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission on or around February 17, 2005.



                                                  /S/ STONEFIELD JOSEPHSON, INC.


Santa Monica, California
February 17, 2005